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                                                                       Exhibit 5

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

           TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS


                                  May 16, 2000


PROVANT, Inc.
67 Batterymarch Street, Suite 400
Boston, MA  02110

Gentlemen/Ladies:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which PROVANT, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 225,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Stock Option Agreement dated as of October 8, 1999 between the Company and Curtis M. Uehlein (the "Uehlein Agreement"), (ii) 350,608 shares of the Company's Common Stock issuable pursuant to certain Stock Option Agreements between Senn-Delaney Leadership Consulting Group, Inc. ("SDLCG") and certain employees of SDLCG that were assumed by the Company in connection with its acquisition of SDLCG on December 14, 1999 (the "SDLCG Agreements"), (iii) 1,604 shares of the Company's Common Stock issuable pursuant to certain Stock Option Agreements between Senn-Delaney Leadership Consulting U.K., Ltd. ("SDLCUK") and certain employees of SDLCUK that were assumed by the Company in connection with its acquisition of SDLCUK on December 14, 1999 (the "SDLCUK Agreements", and together with the Uehlein Agreement and the SDLCG Agreements, the "Stock Option Agreements") and (iv) an indeterminate number of shares of such Common Stock that may be issued or become issuable under the Stock Option Agreements by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

     We have acted as legal counsel for the Company in connection with the preparation, execution and delivery of the Uelhein Agreement and with the assumption of the SDLCG Agreements and the SDLCUK Agreements, are familiar with the Company's Certificate of Incorporation and By-laws, both as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:


     1. When paid for and issued in compliance with the terms of the Stock Option Agreements, and in compliance with the applicable provisions of law and of the Company's Certificate of Incorporation and By-laws, both as amended through the dates of any

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such issuances, the 577,212 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

     2. The indeterminate number of additional shares of Common Stock which may become issuable under the Stock Option Agreements by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Stock Option Agreements and in compliance with the applicable provisions of law and of the Company's Certificate of Incorporation and By-laws, both as amended through the dates of any such issuances, will be duly and validly issued, fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                         Very truly yours,

                                         /s/ Nutter, McClennen & Fish, LLP

                                         Nutter, McClennen & Fish, LLP


JED/MLB